Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 33-58914, 33-76036 and 33-99096 of Home Federal Bancorp on Form S-8 of our report dated July 23, 1997 appearing in this Annual Report on Form 10-K of Home Federal Bancorp for the year ended June 30, 1997.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Indianapolis, Indiana
September 25, 1997